Exhibit 4.4

Vidéotron Ltée

and

the Guarantors

listed on Schedule I hereto

US$800,000,000

5% Senior Notes due July 15, 2022

REGISTRATION RIGHTS AGREEMENT

dated March 14, 2012

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

RBC CAPITAL MARKETS, LLC

SCOTIA CAPITAL (USA) INC.

CITIGROUP GLOBAL MARKETS INC.

TD SECURITIES (USA) LLC

NATIONAL BANK OF CANADA FINANCIAL INC.

BMO CAPITAL MARKETS CORP.

CIBC WORLD MARKETS CORP.

DESJARDINS SECURITIES INC.

GOLDMAN, SACHS & CO.

HSBC SECURITIES (USA) INC.

MORGAN STANLEY & CO. LLC

LAURENTIAN BANK SECURITIES INC.

MIZUHO SECURITIES USA INC.

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into March 14, 2012, among Vidéotron Ltée, a company incorporated under the laws of the Province of Québec (the “Company”), the subsidiaries of the Company listed on Schedule I hereto (the “Guarantors”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, Scotia Capital (USA) Inc., Citigroup Global Markets Inc., TD Securities (USA) LLC, National Bank of Canada Financial Inc., BMO Capital Markets Corp., CIBC World Markets Corp., Desjardins Securities Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., Morgan Stanley and Co. LLC, Laurentian Bank Securities Inc. and Mizuho Securities USA Inc. (the “Initial Purchasers”).

This Agreement is made pursuant to the Purchase Agreement dated February 29, 2012, among the Company, the Initial Purchasers and the Guarantors (the “Purchase Agreement”), which provides for the sale by the Company to the Initial Purchasers of an aggregate of US$800,000,000 principal amount of the Company’s 5% Senior Notes Due 2022 (the “Notes”). The Notes will be fully and unconditionally guaranteed on a senior unsecured basis by the Guarantors (the “Guarantees”). The Notes and the Guarantees are herein collectively referred to as the “Securities.” In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company and the Guarantors agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.	Definitions.

As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“1933 Act” shall mean the Securities Act of 1933, as amended from time to time.

“1934 Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Acceptance Dates” shall have the meaning set forth in Section 2(a)(i)(B).

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Closing Date” shall mean the Closing Date as defined in the Purchase Agreement.

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Consummated”: A registered Exchange Offer shall be deemed “Consummated” for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the 1933 Act of the Exchange Offer Registration Statement relating to the Exchange Securities to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 2, and (iii) the delivery by the Company to the registrar, under the Indenture of Exchange, Securities in the same aggregate principal amount as the aggregate principal amount of Registrable Securities that were tendered by Holders thereof pursuant to the Exchange Offer.

“Exchange Date” shall have the meaning set forth in Section 2(a).

“Exchange Offer” shall mean the exchange offer by the Company of Exchange Securities for Registrable Securities pursuant to Section 2(a).

“Exchange Offer Registration” shall mean a registration under the 1933 Act effected pursuant to Section 2(a).

“Exchange Offer Registration Statement” shall mean an exchange offer registration statement on Form F-4 (or, if applicable, on another appropriate form) and all amendments and supplements to such registration statement, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchange Securities” shall mean securities issued by the Company and guaranteed by the Guarantors under the Indenture containing terms identical to the Registrable Securities (except that (i) interest thereon shall accrue from the last date on which interest was paid on the Securities or, if no such interest was paid, March 14, 2012, (ii) the Exchange Securities will not contain restrictions on transfer, and (iii) the Exchange Securities are not entitled to Special Interest) and to be offered to Holders of Securities in exchange for Registrable Securities pursuant to the Exchange Offer.

“Freely Tradeable” means, with respect to a Security, a Security that at any time of determination (i) may be sold to the public in accordance with Rule 144 under the 1933 Act (“Rule 144”) by a person that is not an “affiliate” (as defined in Rule 144 under the 1933 Act) of the Company where no conditions of Rule 144 are then applicable (other than the holding period requirement of paragraph (d) of Rule 144 so long as such holding period requirement is satisfied at such time of determination) and (ii) it does not bear any restrictive legends relating to the 1933 Act.

“Free Writing Prospectus” shall mean each free writing prospectus (as defined in Rule 405 under the 1933 Act) prepared by or on behalf of the Company or used by the Company in connection with the Registrable Securities or the Exchange Securities.

“Guarantors” shall have the meaning set forth in the preamble and shall also include any Guarantor’s successor.

“Holder” shall mean the Initial Purchasers, for so long as they own any Registrable Securities, and each of their successors, assigns and direct and indirect transferees who become registered owners of Registrable Securities under the Indenture; provided, however, that for purposes of Sections 4 and 5 of this Agreement, the term “Holder” shall include Participating Broker-Dealers (as defined in Section 4(a)).

“Indenture” shall mean the Indenture relating to the Securities, dated as of March 14, 2012 among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee, and as the same may be amended from time to time in accordance with the terms thereof.

“Initial Notes” shall mean the Notes, of the same series under the Indenture as the Exchange Securities, for so long as such securities constitute Registrable Securities.

“Initial Placement” shall mean the issuance and sale by the Company of the Initial Notes to the Initial Purchasers pursuant to the Purchase Agreement.

“Initial Purchasers” shall have the meaning set forth in the preamble.

“Issuer Information” shall mean material information about the Company, the Guarantors or any of their respective securities that has been provided by or on behalf of the Company and/or the Guarantors.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of outstanding Registrable Securities; provided, however, that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers or subsequent Holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

“Participating Broker-Dealers” shall have the meaning set forth in Section 4(a).

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Purchase Agreement” shall have the meaning set forth in the preamble.

“Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

“Registration Default” shall have the meaning set forth in Section 2(e).

“Registrable Securities” shall mean the Securities; provided, however, that the Securities shall cease to be Registrable Securities (i) when such Securities are exchanged for Exchange Securities, (ii) when a Registration Statement with respect to such Securities shall have been declared effective under the 1933 Act and such Securities shall have been disposed of pursuant to such Registration Statement, or (iii) when such Securities shall have otherwise ceased to be outstanding.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or the Financial Industry Regulatory Authority, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification of any of the Exchange Securities or Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel, (vii) the fees and disbursements of counsel for the Company and the Guarantors and, in the case of a Shelf Registration Statement, the fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers) and (viii) the fees and disbursements of the independent public accountants of the Company and the Guarantors, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement of the Company and the Guarantors that covers any of the Exchange Securities or Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Related Proceedings” shall have the meaning set forth in Section 6(j).

“Related Judgment” shall have the meaning set forth in Section 6(k).

“SEC” shall mean the United States Securities and Exchange Commission.

“Shelf Filing Deadline” shall have the meaning set forth in Section 2(b).

“Shelf Registration” shall mean a registration effected pursuant to Section 2(b).

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors pursuant to the provisions of Section 2(b) which covers all of the Registrable Securities on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Specified Courts” shall have the meaning set forth in Section 6(j).

“Special Interest” shall have the meaning set forth in Section 2(e).

“Staff” shall mean the staff of the SEC.

“TIA” shall have the meaning set forth in Section 3(l).

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 3.

“Underwritten Registration” or “Underwritten Offering” shall mean a registration in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2.	Registration Under the 1933 Act.

(a) To the extent not prohibited by any applicable law or applicable interpretation of the Staff of the SEC, the Company and the Guarantors shall (i) cause to be filed an Exchange Offer Registration Statement covering the offer by the Company and the Guarantors to the Holders to exchange all of the Registrable Securities for Exchange Securities within 210 days after the Closing Date (or, if such 210th day is not a Business Day, the next succeeding Business Day), (ii) use their best efforts to have such Registration Statement declared effective within 330 days after the Closing Date (or, if such 330th day is not a Business Day, the next succeeding Business Day) and remain effective until the closing of the Exchange Offer and (iii) use their best efforts to Consummate the Exchange Offer not later than 360 days following the Closing Date (or, if such 360th day is not a Business Day, the next succeeding Business Day)(the “Exchange Date”).

(i) The Company and the Guarantors shall commence the Exchange Offer by mailing the related exchange offer Prospectus and accompanying documents to each Holder, through The Depository Trust Company or otherwise, stating in such Prospectus or accompanying documents, in addition to such other disclosures as are required by applicable law:

(A) that the Exchange Offer is being made pursuant to this Registration Rights Agreement and that all Registrable Securities validly tendered and not withdrawn will be accepted for exchange;

(B) the dates of acceptance for exchange (which shall be a period of at least 20 business days from the date such notice is mailed) (the “Acceptance Dates”);

(C) that any Registrable Security not tendered will remain outstanding and continue to accrue interest, but will not retain any rights under this Registration Rights Agreement;

(D) that Holders electing to have a Registrable Security exchanged pursuant to the Exchange Offer will be required to surrender such Registrable Security, together with the enclosed letters of transmittal, to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice prior to the close of business on the last Acceptance Date; and

(E) that Holders will be entitled to withdraw their election, not later than the close of business on the last Acceptance Date, by sending to the institution and at the address (located in the Borough of Manhattan, The City of New York) specified in the notice a telegram, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Registrable Securities delivered for exchange and a statement that such Holder is withdrawing his election to have such Securities exchanged.

(ii) As soon as practicable after the last Acceptance Date, the Company shall:

(A) accept for exchange Registrable Securities or portions thereof tendered and not validly withdrawn pursuant to the Exchange Offer; and

(B) deliver, or cause to be delivered, to the Trustee for cancellation all Registrable Securities or portions thereof so accepted for exchange by the Company and issue, and cause the Trustee to promptly authenticate and mail to each Holder, an Exchange Security equal in principal amount to the principal amount of the Registrable Securities surrendered by such Holder.

(iii) The Company and the Guarantors shall use their best efforts to complete the Exchange Offer as provided above on or prior to the Exchange Date and shall comply with the applicable requirements of the 1933 Act, the 1934 Act and other applicable laws and regulations in connection with the Exchange Offer. The Exchange Offer shall not be subject to any conditions other than that the Exchange Offer does not violate applicable law or any applicable interpretation of the Staff of the SEC. The Company shall inform the Initial Purchasers of the names and addresses of the Holders to whom the Exchange Offer is made, and the Initial Purchasers shall have the right, subject to applicable law, to contact such Holders and otherwise facilitate the tender of Registrable Securities in the Exchange Offer.

(iv) If the Company and the Guarantors effect the Exchange Offer, the Company and the Guarantors shall be entitled to close the Exchange Offer twenty (20) business days after such commencement (provided that the Company and the Guarantors have accepted all the Securities theretofore validly tendered and not withdrawn in accordance with the terms of the Exchange Offer).

(v) Each Holder participating in the Exchange Offer shall be required to represent to the Company and the Guarantors in writing that at the time of the consummation of the Exchange Offer (i) any Exchange Securities received by such Holder will be acquired in the ordinary course of business, (ii) such Holder will have no arrangements or understanding with any Person to participate in the distribution (within the meaning of the 1933 Act) of the Exchange Securities and (iii) such Holder is not an affiliate of either the Company or any of the Guarantors within the meaning of Rule 405 under the 1933 Act, (iv) if such Holder is not a broker dealer, that it is not engaged in and does not intend to engage in, the distribution of the Exchange Securities and (v) if such Holder is a broker dealer, that it will receive Exchange Securities for its own account in exchange for Securities that were acquired as a result of market making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with the resale of such Exchange Securities.

(b) In the event that (i) the Company and the Guarantors determine that the Exchange Offer Registration provided for in Section 2(a) above is not available or may not be Consummated as soon as practicable after the last Acceptance Date because it would violate applicable law or the applicable interpretations or policy of the Staff of the SEC, (ii) for any reason the Exchange Offer is not Consummated by the Exchange Date, or (iii) prior to the Exchange Date: (A) the Initial Purchasers notify the Company that any Registrable Securities are not eligible to be exchanged for Exchange Securities in the Exchange Offer, (B) with respect to any Holder of Registrable Securities, such Holder notifies the Company that (x) such Holder is prohibited by applicable law or SEC policy from participating in the Exchange Offer, (y) such Holder may not resell the Exchange Securities acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, or (z) such Holder is a broker-dealer and holds Securities acquired directly from the Company or one of its affiliates or (C) in the case of any Initial Purchaser, such Initial Purchaser notifies the Company it will not receive Freely Tradable Exchange Securities in exchange for Registrable Securities constituting any position of such Initial Purchaser’s unsold allotment, then the Company and the Guarantors shall use their best efforts to cause to be filed on or prior to the 30th day after the date such obligation arises (but no earlier than the 210th day after the Closing Date, or if such 210th day is not a Business Day, the next succeeding Business Day (such date being the “Shelf Filing Deadline”), a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities and to have such Shelf Registration Statement declared effective by the

SEC on or before the 60th day after the Shelf Filing Deadline (or if such 60th day is not a Business Day, the next succeeding Business Day). The Company and the Guarantors agree to use their best efforts to keep the Shelf Registration Statement continuously effective until the earlier of (X) two years following the effectiveness date of such Shelf Registration Statement or (Y) such time as all of the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The Company and the Guarantors further agree to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company and the Guarantors for such Shelf Registration Statement or by the 1933 Act or by any other rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use their best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Company and the Guarantors agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC. To the extent that the Company and the Guarantors are required to include any Registrable Securities in a Shelf Registration Statement, the Company and the Guarantors may include such Registrable Securities on any other shelf registration statement otherwise filed by the Company with respect to any of its other securities.

(c) The Company and the Guarantors shall pay all Registration Expenses in connection with the registration pursuant to this Section 2. Each Holder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement.

(d) An Exchange Offer Registration Statement pursuant to Section 2(a) or a Shelf Registration Statement pursuant to Section 2(b) will not be deemed to have become effective unless it has been declared effective by the SEC; provided, however, that, if, after it has been declared effective, the offering of Registrable Securities pursuant to a Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Registrable Securities pursuant to such Registration Statement may legally resume.

(e) If either (i) the Exchange Offer Registration Statement covering the offer by the Company and the Guarantors to the Holders to exchange all of the Registrable Securities for Exchange Securities has not been filed within 210 days after the Closing Date (or, if such 210th day is not a Business Day, the next succeeding Business Day), (ii) such Exchange Offer Registration Statement has not been declared effective within 330 days after the Closing Date (or, if such 330th day is not a Business Day, the next succeeding Business Day), (iii) the Exchange Offer has not been Consummated by the Exchange Date, (iv) any Shelf Registration Statement, if required hereby, has not been declared effective by the SEC within the required period following the Shelf Filing Deadline or (v) any Registration Statement required by this Agreement has been declared effective but ceases to be effective at any time at which it is required to be effective under this Agreement (each such event referred to in clauses (i) through (v), a “Registration Default”), the Company hereby agrees that the interest rate borne by the Registrable Securities shall be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default and shall increase by an additional 0.25% per annum at the end of each subsequent 90-day period, but in no event shall such increase exceed 1.00% per annum, immediately following the occurrence of any Registration Default (such increased interest being “Special Interest”). At such time as all Registration Defaults relating to the particular Registrable Securities are cured, the interest rate borne by the relevant Registrable Securities will be reduced to the original interest rate borne by such Registrable Securities; provided, however, that, if after any such reduction in interest rate pursuant to the preceding clause, a different Registration Default occurs, the interest rate borne by the relevant Registrable Securities shall again be increased pursuant to the foregoing provisions. All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

(f) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company and the Guarantors acknowledge that any failure by the Company or the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company’s or the Guarantors’ obligations under Section 2(a) and Section 2(b).

3.	Registration Procedures.

In connection with the obligations of the Company and the Guarantors with respect to the Registration Statements, if required pursuant to Section 2(a) or Section 2(b), the Company and the Guarantors shall as expeditiously as possible:

(a) prepare and file with the SEC a Registration Statement on the appropriate form under the 1933 Act, which form shall (x) be selected by the Company and the Guarantors, (y), in the case of a Shelf Registration, be available for the sale of the Registrable Securities by the selling Holders thereof and (z) comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and use their best efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 2;

(b) prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the 1933 Act; to keep each Prospectus current during the period described under Section 4(3) and Rule 174 under the 1933 Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities or Exchange Securities;

(c) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, to counsel for the Initial Purchasers, to counsel for the Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder or Underwriter may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities; and the Company and the Guarantors consent to the use of such Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the selling Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus or any amendment or supplement thereto in accordance with applicable law;

(d) use their best efforts to register or qualify the Registrable Securities under all applicable state securities or “blue sky” laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities owned by such Holder; provided, however, that neither the Company nor any Guarantor shall be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

(e) in the case of a Shelf Registration, notify each Holder of Registrable Securities who has provided contact information to the Company, counsel for the Holders and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when a Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to a Registration Statement and Prospectus or for additional information after the Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company or any Guarantor contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects or if the Company or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable

Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period a Shelf Registration Statement is effective which makes any statement made in such Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in such Registration Statement or Prospectus in order to make the statements therein not misleading and (vi) of any determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement would be appropriate;

(f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment and provide immediate notice to each Holder of the withdrawal of any such order;

(g) in the case of a Shelf Registration, furnish to each Holder of Registrable Securities, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(h) in the case of a Shelf Registration, cooperate with the selling Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be in such denominations (consistent with the provisions of the Indenture) and registered in such names as the selling Holders may reasonably request at least one business day prior to the closing of any sale of Registrable Securities;

(i) in the case of a Shelf Registration, upon the occurrence of any event contemplated by Section 3(e)(v), use their best efforts to prepare and file with the SEC a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company and the Guarantors agree to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company and the Guarantors have amended or supplemented the Prospectus to correct such misstatement or omission;

(j) a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus after initial filing of a Registration Statement, provide copies of such document to the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) and make such of the representatives of the Company and the Guarantors as shall be reasonably requested by the Initial Purchasers or their counsel (and, in the case of a Shelf Registration Statement, the Holders or their counsel) available for discussion of such document, and shall not at any time file or make any amendment to the Registration Statement, any Prospectus or any amendment of or supplement to a Registration Statement or a Prospectus or any document which is to be incorporated by reference into a Registration Statement or a Prospectus, of which the Initial Purchasers and their counsel (and, in the case of a Shelf Registration Statement, the Holders and their counsel) shall not have previously been advised and furnished a copy;

(k) obtain a CUSIP number for all Exchange Securities or Registrable Securities, as the case may be, not later than the effective date of a Registration Statement;

(l) cause the Indenture to be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), in connection with the registration of the Exchange Securities or Registrable Securities, as the case may be, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the TIA and execute, and use their best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(m) in the case of a Shelf Registration, make available for inspection by a representative of the Holders of the Registrable Securities, any Underwriter participating in any disposition pursuant to such Shelf Registration Statement, and attorneys and accountants designated by the Holders, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company and the Guarantors, and cause the respective officers, directors and employees of the Company and the Guarantors to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with a Shelf Registration Statement;

(n) in the case of a Shelf Registration, use their best efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company or any Guarantor are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

(o) use their best efforts to cause the Registrable Securities or the Exchange Securities, as the case may be, to continue to be rated by two nationally recognized statistical rating organizations (as such term is defined in Rule 436(g)(2) under the 1933 Act);

(p) if reasonably requested by any Holder of Registrable Securities covered by a Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing; and

(q) in the case of a Shelf Registration, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities including, but not limited to, an Underwritten Offering and in such connection, (i) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested, (ii) obtain opinions of counsel to the Company and the Guarantors (which counsel and opinions, in form, scope and substance, shall be reasonably satisfactory to the Holders and such Underwriters and their respective counsel) addressed to each selling Holder and Underwriter of Registrable Securities, covering the matters customarily covered in opinions requested in connection with underwritten firm commitment offerings, (iii) obtain “cold comfort” letters from the independent certified public accountants of the Company and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of the Company or any Guarantor, or of any business acquired by the Company or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten firm commitment offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings, to evidence the continued validity of the representations and warranties of the Company and the Guarantors made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in an underwriting agreement.

(r) In the case of a Shelf Registration Statement, the Company and the Guarantors may require each Holder of Registrable Securities to furnish to the Company and the Guarantors such information regarding the Holder and the proposed distribution by such Holder of such Registrable Securities as the Company and the Guarantors may from time to time reasonably request in writing.

(s) In the case of a Shelf Registration Statement, each Holder agrees that, upon receipt of any notice from the Company and the Guarantors of the happening of any event of the kind described in Section 3(e)(v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(i), and, if so directed by the Company and the Guarantors, such Holder will deliver to the Company and the Guarantors (at its expense) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company and the Guarantors shall give any such notice to suspend the disposition of Registrable Securities pursuant to a Registration Statement, the Company and the Guarantors shall extend the period during which the Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such dispositions. The Company and the Guarantors may give any such notice only twice during any 365-day period and any such suspensions may not exceed 30 days for each suspension and there may not be more than two suspensions in effect during any 365-day period.

(t) The Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers (the “Underwriters”) that will administer the offering will be selected by the Majority Holders of the Registrable Securities included in such offering.

4.	Participation of Broker-Dealers in Exchange Offer.

(a) The Staff of the SEC has taken the position that any broker-dealer that receives Exchange Securities for its own account in the Exchange Offer in exchange for Securities that were acquired by such broker-dealer as a result of market-making or other trading activities (a “Participating Broker-Dealer”), may be deemed to be an “underwriter” within the meaning of the 1933 Act and must deliver a prospectus meeting the requirements of the 1933 Act in connection with any resale of such Exchange Securities.

The Company and the Guarantors understand that it is the Staff’s position that if the Prospectus contained in the Exchange Offer Registration Statement includes a plan of distribution containing a statement to the above effect and the means by which Participating Broker-Dealers may resell the Exchange Securities, without naming the Participating Broker-Dealers or specifying the amount of Exchange Securities owned by them, such Prospectus may be delivered by Participating Broker-Dealers to satisfy their prospectus delivery obligation under the 1933 Act in connection with resales of Exchange Securities for their own accounts, so long as the Prospectus otherwise meets the requirements of the 1933 Act.

(b) In light of the above, notwithstanding the other provisions of this Agreement, the Company and the Guarantors agree that the provisions of this Agreement as they relate to a Shelf Registration shall also apply to an Exchange Offer Registration to the extent, and with such reasonable modifications thereto as may be, reasonably requested by the Initial Purchasers or by one or more Participating Broker-Dealers, in each case as provided in clause (ii) below, in order to expedite or facilitate the disposition of any Exchange Securities by Participating Broker-Dealers consistent with the positions of the Staff recited in Section 4(a) above; provided, however, that:

(i) the Company and the Guarantors shall not be required to amend or supplement the Prospectus contained in the Exchange Offer Registration Statement, as would otherwise be contemplated by Section 3(i), (A) after the Participating Broker-Dealers shall have disposed of the Registrable Securities or (B) for a period exceeding 180 days after the last Acceptance Date (as such period may be extended pursuant to Section 3(s)) and Participating Broker-Dealers shall not be authorized by the Company and the Guarantors to deliver and shall not deliver such Prospectus after such period in connection with the resales contemplated by this Section 4; and

(ii) the application of the Shelf Registration procedures set forth in Section 3 of this Agreement to an Exchange Offer Registration, to the extent not required by the positions of the Staff of the SEC or the 1933 Act and the rules and regulations thereunder, will be in conformity with the reasonable request to the Company and the Guarantors by the Initial Purchasers or with the reasonable request in writing to the Company and the Guarantors by one or more broker-dealers who certify to the Initial Purchasers and the Company and the Guarantors in writing that they anticipate that they will be Participating Broker-Dealers; and provided, further, that, in connection with such application of the Shelf Registration procedures set forth in Section 3 to an Exchange Offer Registration, the Company and the Guarantors shall be obligated (x) to deal only with one entity representing the Participating Broker-Dealers, which shall be Merrill Lynch, Pierce, Fenner & Smith Incorporated unless it elects not to act as such representative, (y) to pay the fees and expenses of only one counsel representing the Participating Broker-Dealers, which shall be counsel to the Initial Purchasers unless such counsel elects not to so act and (z) to cause to be delivered only one, if any, “cold comfort” letter with respect to the Prospectus in the form existing on the last Acceptance Date and with respect to each subsequent amendment or supplement, if any, effected during the period specified in clause (i) above.

(c) The Initial Purchasers shall have no liability to the Company, any Guarantor or any Holder with respect to any request that it may make pursuant to Section 4(b) above.

5.	Indemnification and Contribution.

(a) The Company agrees and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder and (ii) each Person, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) any Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a “controlling person”) and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an “Indemnified Holder”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing, settling, compromising, paying or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, related to, based upon, arising out of or in connection with (A) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (B) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except (i) insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein and (ii) the Company and the Guarantors shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon the use of a Registration Statement after (x) a stop order has been issued by the SEC in respect of a Registration Statement or any proceedings for such purposes have been initiated or (y) a Registration Statement has been suspended, so long as in the case of (x) and (y), the Holders shall have received prior notice of such action from the Company in accordance with this Agreement. This indemnity agreement shall be in addition to any liability which the Company and the Guarantors may otherwise have.

In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company or the Guarantors, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Guarantors in writing (provided, that the failure to give such notice shall not relieve the Company or the Guarantors of their respective obligations pursuant to this Agreement). Such Indemnified Holder shall have the right to employ its own counsel in any such action and the fees and expenses of such counsel shall be paid, as incurred, by the Company and the Guarantors (regardless of whether it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder). The Company and the Guarantors shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Company and the Guarantors shall be liable for any settlement of any such action or proceeding effected with the Company’s and each Guarantor’s prior written consent, which consent shall not be withheld unreasonably, and each of the Company and the Guarantors agrees to indemnify and hold harmless any Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company and the Guarantors shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Holder is a party thereto), unless such settlement, compromise, consent or termination includes (i) an unconditional release of each Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any Indemnified Holder.

(b) Each Holder of Registrable Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors and their respective directors, officers who sign a Registration Statement, and any person controlling (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) the Company, the Guarantors and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to claims and actions based on information furnished in writing by such Holder expressly for use in any Registration Statement. In case any action or proceeding shall be brought against the Company, the Guarantors or their directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Registrable Securities, such Holder shall have the rights and duties given the Company and/or the Guarantors and the Company, the Guarantors or their directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph.

(c) If the indemnification provided for in this Section 5 is unavailable to an indemnified party under Section 5(a) or Section 5(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from the Initial Placement (which in the case of the Company and the Guarantors shall be deemed to be equal to the total gross proceeds from the Initial Placement as set forth on the cover page of the Offering Memorandum), the amount of Special Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and such Registration Statement, or if such allocation is not permitted by applicable law, the relative fault of the Company and the Guarantors on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 5(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company, the Guarantors and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 5(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discount received by such Holder with respect to the Initial Notes exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5(c) are several in proportion to the respective principal amount of Initial Notes held by each of the Holders hereunder and not joint.

6.	Miscellaneous.

(a) No Inconsistent Agreements. Neither the Company nor the Guarantors have entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s or the Guarantors’ other issued and outstanding securities under any such agreements.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, however, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Company or the Guarantors, initially at the Company’s address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c).

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Copies of all such notices, demands, or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders; provided, however, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company or the Guarantors with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

(e) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

(f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) References. References to sections, paragraphs or provisions herein, unless otherwise qualified, or unless the context otherwise requires, are to sections, paragraphs or provisions of this Agreement.

(i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(j) Consent to Jurisdiction. Each of the Company and the Guarantors agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Each of the Company and the Guarantors irrevocably appoints CT Corporation System, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in the Specified Courts. Service of any process, summons, notice or document upon such agent, and written notice of said service by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim, to the fullest extent permitted by applicable law, in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(k) Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any proceedings instituted in regard to the enforcement of a judgment of the Specified Courts (a “Related Judgment”), each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

(l) Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than U.S. dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase U.S. dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of each of the Company and the Guarantors in respect of any sum due from it to any Initial Purchaser shall, notwithstanding any judgment in any currency other than U.S. dollars, not be discharged until the first business day, following receipt by such Initial Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial Purchaser may in accordance with normal banking procedures purchase U.S. dollars with such other currency; if the U.S. dollars so purchased are less than the sum originally due to such Initial Purchaser hereunder, each of the Company and the Guarantors agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Initial Purchaser hereunder, such Initial Purchaser agrees to pay the Company and the Guarantor (but without duplication) an amount equal to the excess of the dollars so purchased over the sum originally due to such Initial Purchaser hereunder.

(m) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(n) Entire Agreement. This Agreement together with the Purchase Agreement, the Notes and the Indenture is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Very truly yours,

VIDÉOTRON LTÉE

By:	/s/ Marie-Josée Marsan
Name: Marie-Josée Marsan Title: Vice-President, Finance and Information Technology (IT) and Chief Financial Officer

LE SUPERCLUB VIDÉOTRON LTÉE

By:	/s/ Marie-Josée Marsan
Name: Marie-Josée Marsan Title: Director

VIDEOTRON US INC.

By:	/s/ Marie-Josée Marsan
Name: Marie-Josée Marsan Title: Vice-President, Finance and Treasurer

VIDEOTRON INFRASTRUCTURES INC.

By:	/s/ Marie-Josée Marsan
Name: Marie-Josée Marsan Title: Vice-President, Finance and Information Technology (IT) and Chief Financial Officer

VIDEOTRON G.P.

By:	/s/ Marie-Josée Marsan
Name: Marie-Josée Marsan Title: Vice-President, Finance and Information Technology (IT) and Chief Financial Officer

[Signature Page to Registration Rights Agreement]

VIDEOTRON L.P., by its general partner 9230-7677 QUÉBEC INC.

By:	/s/ Marie-Josée Marsan
Name: Marie-Josée Marsan Title: Vice-President, Finance and Chief Financial Officer

9230-7677 QUÉBEC INC.

By:	/s/ Marie-Josée Marsan
Name: Marie-Josée Marsan Title: Vice-President, Finance and Chief Financial Officer

9227-2590 QUÉBEC INC.

By:	/s/ Marie-Josée Marsan
Name: Marie-Josée Marsan Title: Vice-President, Finance and Chief Financial Officer

JOBBOOM INC.

By:	/s/ Marie-Josée Marsan
Name: Marie-Josée Marsan Title: Vice-President, Finance and Information Technology (IT) and Chief Financial Officer

9253-2233 QUÉBEC INC.

By:	/s/ Marie-Josée Marsan
Name: Marie-Josée Marsan Title: Vice-President, Finance and Chief Financial Officer

9253-2456 QUÉBEC INC.

By:	/s/ Marie-Josée Marsan
Name: Marie-Josée Marsan Title: Vice-President, Finance and Chief Financial Officer

[Signature Page to Registration Rights Agreement]

9253-1870 QUÉBEC INC.

By:	/s/ Marie-Josée Marsan
Name: Marie-Josée Marsan Title: Vice-President, Finance and Chief Financial Officer

9253-1920 QUÉBEC INC.

By:	/s/ Marie-Josée Marsan
Name: Marie-Josée Marsan Title: Vice-President, Finance and Chief Financial Officer

[Signature Page to Registration Rights Agreement]

The foregoing Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

RBC CAPITAL MARKETS, LLC

SCOTIA CAPITAL (USA) INC.

CITIGROUP GLOBAL MARKETS INC.

TD SECURITIES (USA) LLC

NATIONAL BANK OF CANADA FINANCIAL INC.

BMO CAPITAL MARKETS CORP.

CIBC WORLD MARKETS CORP.

DESJARDINS SECURITIES INC.

GOLDMAN, SACHS & CO.

HSBC SECURITIES (USA) INC.

MORGAN STANLEY & CO. LLC

LAURENTIAN BANK SECURITIES INC.

MIZUHO SECURITIES USA INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Daniel Kelly
Name: Daniel Kelly Title: Managing Director

On behalf of itself and the several Initial Purchasers

[Signature Page to Registration Rights Agreement]

SCHEDULE I

Guarantors

Guarantor	Jurisdiction of Incorporation

Le SuperClub Vidéotron ltée	Québec, Canada

Videotron US Inc.	Delaware

Videotron Infrastructures Inc.	Canada

Videotron G.P.	Québec, Canada

Videotron L.P.	Québec, Canada

9230-7677 Québec Inc.	Québec, Canada

9227-2590 Québec Inc.	Québec, Canada

Jobboom Inc.	Québec, Canada

9253-2233 Québec Inc.	Québec, Canada

9253-2456 Québec Inc.	Québec, Canada

9253-1870 Québec Inc.	Québec, Canada

9253-1920 Québec Inc.	Québec, Canada